Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Somerset International Group, Inc. (the “Company”) on Form 10-Q for the three months ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John X. Adiletta, President, Chief Executive Officer, and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report is not in compliance with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 for the reasons discussed in Note 1B of the financial statements; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of Somerset International Group, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

SOMERSET INTERNATIONAL GROUP, INC.

Date: November 15, 2010	By:	/s/ John X. Adiletta
John X. Adiletta
President, Chief Executive Officer, Chief Financial Officer